Exhibit 99.1

Agile Therapeutics Strengthens Executive Leadership Team with New Chief Commercial Officer

Appoints Former Senior J&J Executive responsible for leading launch of ORTHO EVRA®

Princeton, N.J., July 6, 2016 - Agile Therapeutics, Inc., (NASDAQ: AGRX), a women’s health specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products, today announced that it had strengthened its executive leadership team with the appointment of Renee Selman as its new Chief Commercial Officer.  Ms. Selman is a former senior executive at Johnson & Johnson (“J&J”) who led the commercial launch of ORTHO EVRA®, one of the most successful contraceptive launches in the U.S and the first ever contraceptive patch.  Ms. Selman succeeds Katie MacFarlane, who has chosen to return to her previous role as an advisor to the Company as managing partner of SmartPharma LLC, in order to grow that business.

“We are pleased to welcome Renee to our senior management team at an exciting time for Agile,” said Al Altomari, President and Chief Executive Officer of Agile.  “We believe her extensive experience in the commercialization of important new drugs in women’s health will be valuable as we continue to develop and seek approval for our lead product candidate, Twirla® and seek to expand our pipeline.  Renee’s experience with managing the launch of the first-ever contraceptive patch, ORTHO EVRA, makes her well suited to lead the commercial preparations for Twirla.”

Most recently, Ms. Selman served as President of Adheris Health, a business unit of inVentiv Health, from 2010 until 2015.  Adheris Health is one of the nation’s largest providers of targeted patient acquisition and adherence programs.  Their evidence-based behavioral interventions help patients stay on their prescribed therapy.  Ms. Selman spent 20 years at J&J where she held senior executive roles including Worldwide President, Ethicon Women’s Health and Urology from 2005 to 2010, and Vice President U.S. Sales and Marketing Wound Management from 2003 to 2005. While at J&J, she held roles of increasing responsibility at Ortho McNeil Pharmaceutical, including Group Director ORTHO EVRA from 1999 to 2003, where she led a cross functional team that launched the first ever contraceptive patch. Ms. Selman serves on the boards of the Hunterdon County Medical Center, the Drug Information Association, and the Purdue University Krannert School of Management Alumni Board.  She is a graduate of Purdue University with a B.S.I.M (Bachelor Science Industrial Management) in Business and a minor in Chemistry.

Ms. MacFarlane will continue to work with the Company in her role as managing partner of SmartPharma. The Company acknowledges the valuable contributions Ms. MacFarlane has made to the company over the past several years. “We thank Katie for her many contributions to Agile and wish her the best as she pursues her goal of growing SmartPharma,” said Mr. Altomari.

About Agile

Agile Therapeutics is a women’s health specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products. Our product candidates are designed to provide women with contraceptive options that offer greater convenience and facilitate compliance. Our lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15, is a once-weekly prescription contraceptive patch currently in Phase 3 clinical development. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to provide advantages over currently available patches and is intended to optimize patch adherence and patient acceptability. For more information, please visit the company website at www.agiletherapeutics.com. The company may occasionally disseminate material, nonpublic information on the company website.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” related to the Company’s, projected cash position, timeline for clinical trials and potential market opportunity for its product candidates. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, our statements about our projected cash position could be affected by market factors, the inherent risks in our business, our ability to execute the Company’s operational and budget plans, and unforeseen events in our clinical and manufacturing development plans; our statements about the timing of completion of our clinical trials and our ability to potentially commercialize our product candidates, we identify serious side effects or other safety issues, we do not have clinical supply of our product candidate that is adequate in amount and quality and supplied in a timely fashion, and the inherent risks of clinical development; our statements about the potential commercial opportunity could be affected by the potential that our product does not receive regulatory approval, does not receive reimbursement by third party payors, or a commercial market for the product does not develop because of any of the risks inherent in the commercialization of contraceptive products. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. All forward looking statements are subject to risks detailed in our filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Source Agile Therapeutics